UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2007

SAN DIEGO GAS & ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

California	1-3779	95-1184800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8326 Century Park Court

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(619) 696-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 20, 2007, San Diego Gas & Electric Company (the “Company”) closed the public offering and sale of $250,000,000 aggregate principal amount of its 6.125% First Mortgage Bonds, Series FFF, Due 2037 (the “Bonds”) with proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) of 98.813% of principal amount. The sale of the Bonds was registered under the Company’s Registration Statement on Form S-3 (File No. 333-133541). The Bonds were issued pursuant to a Supplemental Indenture, dated as of September 20, 2007, which is attached hereto as Exhibit 4.1. The Bonds will mature on September 15, 2037. Interest on the Bonds accrues from September 20, 2007 and is payable on March 15 and September 15 of each year, beginning on March 15, 2008. The Bonds will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the prospectus supplement filed on September 18, 2007. Further information regarding the sale of the Bonds is contained in the underwriting agreement and pricing agreement, which are attached hereto as Exhibits 1.1 and 1.2, respectively.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated September 17, 2007.

1.2	Pricing Agreement, dated September 17, 2007.

4.1	Supplemental Indenture, dated as of September 20, 2007.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY

Dated: September 20, 2007	By:	/s/ ROBERT M. SCHLAX
		Name:	Robert M. Schlax
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated September 17, 2007.

1.2	Pricing Agreement, dated September 17, 2007.

4.1	Supplemental Indenture, dated as of September 20, 2007.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).